                                                                     EXHIBIT 2.1

                                                                         [STAMP]
                           ARTICLES OF INCORPORATION

                                       OF

                       SPEAK UP AMERICA ASSOCIATION, INC.


                                ARTICLE I - NAME

The name of this corporation is SPEAK UP AMERICA ASSOCIATION, INC.

                             ARTICLE II - DURATION

This Corporation shall have perpetual existence commencing on January 23, 1991.

                             ARTICLE III - PURPOSE

The Corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.

                           ARTICLE IV - CAPITAL STOCK

This Corporation is authorized to issue One thousand (1,000) shares of One Cent ($.01) par value common stock, which shall be designated "Common Shares".

           ARTICLE V - INITIAL PRINCIPAL OFFICE AND REGISTERED AGENT

The name and mailing address of the initial principal office and registered agent of this Corporation is Lawanda Robinson, LCR, Inc., 1180 S.W. 36th Ave., Suite 201, Pompano Beach, Florida 33069.

                    ARTICLE VI - INITIAL BOARD OF DIRECTORS

This Corporation shall have one (1) Director initially. The number of Directors may be increased or diminished from time to time by the By-Laws, but shall never be less than one (1). The name and address of the initial Directors of this Corporation is:

                       Name              Address
                       ----              -------

                       Marc Joseph       1180 S.W. 36th Ave.
                                         Suite 201
                                         Pompano Beach, FL 33069


                             ARTICLE VII - BY LAWS

The By-Laws of this Corporation may be adopted, altered, amended or repealed by either the Stockholder or Directors.


                         ARTICLE VIII - INDEMNIFICATION

The Corporation shall indemnify any Officer or Director, or any former Officer or Director, to the full extent permitted by law.

                           ARTICLE IX - INCORPORATOR

The name and the person signing these Articles is Lawanda Robinson.

                             ARTICLE X - AMENDMENT

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in accordance with the provisions of the Florida General Corporation Act.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this 22nd day of January, 1991.


                                                /s/ LAWANDA ROBINSON
                                                --------------------------------
                                                    Lawanda Robinson
                                                    Incorporator

                         ACCEPTANCE BY REGISTERED AGENT



HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN ARTICLE V OF THESE ARTICLES OF INCORPORATION, THE UNDERSIGNED CORPORATION HEREBY AGREES TO ACT IN THIS CAPACITY, AND FURTHER AGREES TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE DISCHARGE OF ITS DUTIES.

DATED THIS 22 DAY OF JANUARY, 1991.

(Corporate Seal)

                                   By:  /s/ Lawanda Robinson
                                        ----------------------------------------
                                        Lawanda Robinson
                                        Registered Agent

STATE OF FLORIDA)

COUNTY OF BROWARD)

Before me, a Notary Public authorized in the State and County set forth above,

personally appeared Lawanda Robinson, known to me and known by me to be the person, who, as Incorporator, executed the foregoing Articles of Incorporation of SPEAK UP AMERICA ASSOCIATION, INC., and she acknowledged before me that she executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal,

in the State and County aforesaid, this 22 day of January, 1991.


                                                      /s/ [ILLEGIBLE]
                                                      ------------------------
                                                      NOTARY PUBLIC


My Commission expires:

                             ARTICLES OF AMENDMENT
                                       TO
                         THE ARTICLES OF INCORPORATION
                                       OF
                       SPEAK UP AMERICA ASSOCIATION, INC.


     The undersigned, being the Chairperson of SPEAK UP AMERICA ASSOCIATION,

INC., a Florida corporation, and pursuant to the authority contained in the

Florida General Corporation Act, Section 607.134, without the formality of convening a meeting, do hereby consents to, approve and adopt the following resolutions by the Board of Directors and without shareholder action as shareholder action was not required:



     BE IT RESOLVED, that the Article of Incorporation which were made effective on January 23, 1991, be and are hereby amended as follows, and any Articles in the original character and amendments thereto which are in conflict herewith, are vacated and are in no force or effect.

                                ARTICLE I - NAME

     The name of the corporation shall be GOLF BALL WORLD, INC.

                                  ARTICLE IV -
                       CAPITAL STOCK AND PREFERRED STOCK

     RESOLVED, that the corporation shall be authorized to issue twenty-four million (24,000,000) shares of common stock at one tenth of a mill ($.0001) par value and the preferred stock of the corporation will be five million (5,000,000) shares at one tenth of a mill ($.0001) par value; part or all of which shares may be issued from time to time by the Board of Directors, without further action required by the stockholders; and such shares may be convertible into shares of Common Stock, have cumulative dividends, be redeemable by the corporation or such other terms and conditions as may be determined by said Board.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 23 day of December, 1995.


                                   /s/  ROBERT E. HENSBERRY
                                   --------------------------------------
                                   Robert E. Hensberry
                                   Chairperson
                                   President

     STATE OF FLORIDA  )
                       )
     COUNTY OF BROWARD )

         Before me, the undersigned authority, this day personally appeared Robert E. Hensberry as President and Chairperson, said person having been duly identified to me in his capacity aforesaid and as the person who identified the foregoing instrument in my presence; and they acknowledged the execution thereof to be his free act and deed as such officer for the uses and purposes therein mentioned, and that the said instrument is the act and deed of the corporation.

         SWORN to and SUBSCRIBED before me this 23 day of December, 1995.


                                                 /s/ JOSEPH M. PUGLIANO
                                                -------------------------------
                                                Notary of Public State of
                                                Florida at Large

My Commission Expires:                          Personally known
                                                                 ------
                                                or Produced Identification  X
                                                                           ----
                                                Type of Identification Produced:
                                                    FL Drivers License
                                                --------------------------------

         [STAMP]

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             GOLF BALL WORLD, INC.

THE UNDERSIGNED, the President of GOLF BALL WORLD, INC., a Florida corporation, does hereby certify that:

     FIRST:    That the Board of Directors of said Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said Corporation: on May 4, 1999.

     "That Article I of the Articles of Incorporation be amended and, as amended, read as follows:

     "I - NAME: The name of the Corporation is "QORUS.COM, INC.";

     "That Article IV of the Articles of Incorporation be amended and, as amended, read as follows:

     "IV - CAPITAL STOCK AND PREFERRED STOCK: The Corporation shall be authorized to issue fifty million (50,000,000) shares of common stock at one mill ($.001) par value and five million (5,000,000) shares of Preferred Stock at one cent ($.01) par value; part or all of the shares of Preferred Stock may be issued from time to time by the Board of Directors, without further action required by the stockholders; and such Preferred Stock may be convertible into shares of Common Stock, have cumulative dividends, be redeemable by the Corporation or contain such other terms and conditions as may be determined by said Board."

     SECOND:   The Corporation's outstanding shares of Common Stock are reverse split on a one-for-three basis, so that each three shares of Common Stock, $.0001 par value outstanding prior to the reverse split shall become one share of Common Stock, $.001 par value after the reverse split.

     THIRD:    That the aforesaid amendments and reverse split were duly adopted by consent of the requisite majority of the shareholders of this Corporation in accordance with the applicable provisions of Section 607 of the Business Corporation Act of the State of Florida, on May 4, 1999.

     FORTH:    Prompt notice of the taking of these corporate actions is being given to all stockholders who did not consent in writing, in accordance with
Section 607 of the Business Corporation Act of the State of Florida.

     IN, WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to be signed by Robert E. Hensberry, its President, this 4 day of May 1999.



                                            GOLF BALL WORLD, INC.



                                        By:   /s/ ROBERT E. HENSBERRY
                                            -------------------------------
                                            Robert E. Hensberry, President